UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              SCHEDULE 14C AMENDED


             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Filed by the registrant                     [X]

Filed by a party other than the registrant  [ ]


Check the appropriate box:

[ ]      Preliminary Information Statement

[ ] Confidential, for use of the Commission (only as permitted by Rule 14c-5(d)(2))

[X]      Definitive Information Statement


                 SAFE ALTERNATIVES CORPORATION OF AMERICA, INC.

                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:

(2)      Aggregate number of securities to which transaction applies:

(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)      Proposed maximum aggregate value of transaction:

(5)      Total fee paid:

[ ]      Fee paid previously with Preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.

         (3)      Filing Party:

         (4)      Date Filed:


                  December 16, 2004

                           WE ARE NOT ASKING YOU FOR A
                       PROXY AND YOU ARE REQUESTED NOT TO
                                SEND US A PROXY.

                 SAFE ALTERNATIVES CORPORATION OF AMERICA, INC.

                         2614 Main St., Dallas, TX 75226
                                 (214) 670-0005

                              INFORMATION STATEMENT
                           AND NOTICE OF ACTIONS TAKEN
                 BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

General Information
--------------------------------------------------------------------------------

We amended this Information Statement to provide you with notice that we were unable to change our corporate name to Mortgage Assistance Corporation because that name was unavailable on the date that we attempted to file our Articles of Incorporation and implement the actions approved by our majority shareholders. Florida laws does not permit corporate name reservations. The Florida Secretary of State informed us that the name "Mortgage Assistance Center Corporation" is available. We will file amended Articles of Incorporation using this name. Management believes that this minor alteration in the authorized name is not material change from our original proposal, however, we want our shareholders to be informed of this difference.

On November 22, 2004 we implemented the reverse split of our common stock which was only one of the authorized corporate reorganization items authorized. We disclosed the implementation of the reverse stock split in a Current Report filed on Form 8-K on November 23, 2004. We intend to file amended articles of incorporation changing our corporate name to Mortgage Assistance Center Corporation and increasing our authorized capital to 50,000,000,as previously authorized, after we file a second amendment to our articles of incorporation. We will report these events when they are completed in a future Current Report on Form 8-K. We expect to initiate the acquisition of Mortgage Assistance Corporation, the Texas corporation, in January 2005.

         In the body of this Information Statement, we have amended those sections that refer to the proposed new corporate name "Mortgage Assistance Corporation" and substituted that name with "Mortgage Assistance Center Corporation".

         Additionally, we have not revised the share ownership tables to reflect the issued and outstanding stock as of November 22, 2004 giving effect to the reverse stock split.


         This information is being provided to the shareholders of Safe Alternatives Corporation of America, Inc., (the "Company"), in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holder of a majority of our common stock (1) authorizing an amendment to our Articles of Incorporation changing our corporate name to Mortgage Assistance Center Corporation, effecting a reverse split of our issued and outstanding common stock on a one for two hundred fifty (1:250) basis (the "Reverse Split") and changing our authorized common stock capital from 700,000 common post reverse split shares, par value $0.0001 to 50,000,000 common shares, par value $0.001 and; (2) authorizing the acquisition of Mortgage Assistance Corporation, a Texas corporation, (MAC) from its shareholders in a share exchange transaction (the "Share Exchange"). The shareholders holding shares representing 75.9% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholders will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.


         The Company's Board of Directors approved these actions on May 14, 2004 and (1) recommended that the Articles of Incorporation be amended in order to effectuate the corporate name change, reverse split of common shares and change in common share capital and (2) recommended the Share Exchange with the shareholders of MAC.

         The proposed Amendment to the Articles of Incorporation will be filed with the Florida Secretary of State and will be effective when filed. The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our shareholders. The Share Exchange will be subject to a future definitive acquisition agreement. We propose to issue 12,000,000 New Common shares in the Exchange Transaction, subject to (a) amending our articles of incorporation and state and federal securities law compliance.

         If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of the shareholders to approve the Amendment is authorized by Section 607.0704 of the Florida Statutes, (the "Florida Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less that the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to this
Section 607.0704 of the Florida Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

         The date on which this Information Statement was first sent to the shareholders is on, or about August 19, 2004. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on August 16, 2004, (the "Record Date").

Outstanding Voting Stock of the Company

         As of the Record Date, there were 165,853,058 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management

         The following Table sets forth the Common Stock ownership information as of June 30, 2004, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common, (ii) each director of the Company, (iii) each person intending to file a written consent to the adoption of the actions described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named. Unless otherwise indicated, the business address of each person listed is the Company's address.

Table 1.  Beneficial Ownership (a)

                              Common
                              ------
Name                          Shares Beneficially Owned         Percent of Class
----                          -------------------------         ----------------

Richard J. Fricke(1)(2)(4)(5)        32,766,988                       19.75%
25 Buckingham Ridge Road
Wilton, CT 06897

Dominic G. Parisi (2)(5)              8,468,804                       5.10%
701 Kettner Blvd #75
San Diego, CA

Loper & Seymour, P.A.(2)(3)(6)       84,720,733                       51.08%
Escrow Account
24 East 4th Street
St. Paul, MN 55101

Dale J. Hensel(6)                        -0-                            -0-

All Directors and Officers
     as a Group                      41,235,792                       24.85%

Directors and Officers
as a Group (4)

Total Shares

(1) Includes (a) 300,000 shares of the Company's restricted Common Stock as compensation for his services as an Officer and Director during 1998; (b) currently exercisable options to purchase 2,500,000 restricted shares of the Company's Common Stock at an exercise price of $.01 per share, exercisable until December 21, 2008, for his continued service, together with the liability exposure attendant thereto, as an Officer and Director of the Company after the remainder of the Company's Officers and Directors resigned in December 1998. In 1999, the Company converted the award of these options into an award of the Company's restricted Common Stock; (c) options to purchase 4,500 shares of the Company's restricted Common Stock as compensation for serving as an Officer and Director of the Company during 1998; and (d) 2,954 shares owned by The Ridge Group.

     Although the following are included in the total, Mr. Fricke specifically disclaims any ownership in the following shares: (a) 82,080 shares held by the Fricke Family Trust; (b) 636,800 shares held by Mr. Frickes former spouse; (c) 82,080 shares held by his father; (d) 15,303 shares that he holds as Trustee; and (e) 82,080 held by his grown children.

(2) In 1999, the Company authorized the issuance options to purchase four hundred (400) shares of the Company's restricted Common Stock at $.0001 per share for a period of five (5) years from the date of the meeting to each member of the Board for each meeting attended. Under this plan, each Director is entitled to currently exercisable options to purchase 6,000 shares of the Company's restricted Common Stock in 1999 and options to purchase 4,000 shares of restricted Common Stock for 2000. There were no options issued in 2001 or 2002.

(3) During the second quarter of 2002, in order to facilitate the Company's merger or other combination with another company, the Company issued a total of 84,720,733 shares of the Company's restricted stock to be held in escrow for the benefit of the Company's future merger or combination partner.

(4) The directors have agreed to waive the right to and under any stock options that they may have, effective upon the consummation of a merger or other combination of SACA and another company.


(5) Fricke and Parisi resigned their officer and director positions effective March 5, 2004, nominating Dale Hensel to fill the vacant director and president positions. Hensel consented to the nomination on March 19, 2004.

(6)  Dale Hensel became the sole company director on March 19, 2004.

Purpose and Effect of the Name Change
-------------------------------------

         Our board of directors and majority shareholders believe that the new corporate name change to Mortgage Assistance Center Corporation will reflect our change in business direction once we acquire MAC. The new corporate name will promote public recognition and more accurately reflect our new business focus.

Changes in Capital


This action was completed on November 22, 2004.


The Company's Board of Directors is taking action to effect a one-for-two hundred fifty (1:250) reverse stock split (the "Reverse Split") of the Company's Common Stock (the "Prior Common"). Additionally, we are taking action to change our authorized common stock to 50,000,000 shares,par value $0.001 per share. We propose to amend the Articles of Incorporation in connection with the Reverse Split and change in common stock capital.

Pursuant to the Reverse Split, each two hundred fifty (250) shares of Prior Common issued and outstanding would be reclassified as, and exchanged for, one
(1) share of newly issued Common Stock ("New Common").

The Reverse Split will occur on a future designated date, (the "Effective Date") without any further action on the part of shareholders of the Company and without regard to the date or dates on which certificates representing shares of Prior Common are actually surrendered by each holder for certificates representing the number of shares of the New Common that each stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Prior Common represent one-two hundred-fiftieths the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange. No fractional shares of New Common will be issued and, in lieu thereof, shareholders holding a number of shares of Prior Common not evenly divisible by 250, and stockholders holding fewer than 250 shares of Prior Common prior to the Effective Date, upon surrender of their old certificates, will receive one share of New Common in lieu of fractional shares of New Common. The reverse split will reduce our issued and outstanding common stock from 165,853,058 to approximately 663,412 without factoring in rounding up for fractional shares. The reverse split will reduce our authorized common stock to 700,000 shares.

The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same voting rights and other rights as shares of the Prior Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.

Purpose and Effect of the Change in Capital
-------------------------------------------

         The proposed change in our authorized common stock increasing the number of common shares from 700,000 post reverse split shares to 50,000,000 shares will enable the Company to have sufficient shares for future financing, acquisition opportunities and issuance of the 12,000,000 shares for the MAC acquisition. Presently, we have no financing or acquisition plans which involve the issuance of common stock with the exception of the MAC acquisition. This increase in capital from 700,000 post reverse split shares to 50,000,000 shares is necessary for us to complete our planned acquisition of MAC. This change in capital will not affect the relative rights or privileges of our common stock shareholders. The newly authorized common stock will have the same rights as the presently authorized shares of Common Stock.

         The Reverse Split is a requirement of the Share Exchange transaction with MAC. The Reverse Split will decrease the number of Prior Common shares outstanding and possibly increase the per share market price for the New Common stock. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon a stock trading at, or under $1.00 per share as unduly speculative in nature, and as a matter of policy, avoid investment in such stocks. Additionally, the reverse stock split would reduce the number of shares of its New Common stock outstanding to amounts that management believes are more reasonable in light of its size and market capitalization. The Company will require additional capital for its operations and does not believe that it will be able to raise the necessary capital unless the price of the common stock is higher than the current common stock price levels and the total number of issued and outstanding share are reduced. However, no assurance can be given that the reverse split will result in any increase in the common stock price or that the Company will be able to complete any financing following the Reverse Split.

         There can be no assurance, nor can the Board of Directors of the Company predict what effect, if any, the proposed reverse split, increase in the authorized common stock or issuance of the MAC acquisition shares will have on the market price of the Company's common stock.

Acquisition of MAC
------------------

         We have taken the initial action necessary to begin the acquisition of MAC as outlined in the Letter of Intent. The implementation of the MAC acquisition will require the approval of the consenting MAC shareholders. We have received the consent of our majority shareholders subject to the completing our delivery of this information statement to all of our shareholders of record. Our majority shareholders' consents will become effective 20 days after your receipt of this information statement. We propose to issue 12,000,000 New Common shares to the MAC shareholders in exchange for all of the issued and outstanding stock of MAC. The Share Exchange implementation is subject to, among other things, state and federal securities regulation and the implementation of the reverse split and capital change. We cannot estimate a completion date for the proposed Share Exchange at this time. The reverse split coupled with the issuance of the 12,000,000 MAC shares will substantially dilute the share interests of the existing shareholders.

Conflict of Interest
--------------------

         A conflict of interest exists concerning all of these corporate actions because Dale Hensel is our company president and director and also the president, director and shareholder of MAC. The decisions to change our corporate name, implement the reverse split and capital change and acquire MAC from the MAC shareholders are actions over which Mr. Hensel has exercised degrees of control and in Which he has a financial interest. As a result of the conflict of interest, under Section 607.0832 of Florida Law, the conflict of interest transactions must be disclosed to the shareholders entitled to vote and they must authorize, approve or ratify the transactions. In this case, the transactions have been disclosed to, authorized and approved by the written consent of our company's majority shareholders who hold 75.9% of the voting stock.

         Contact Information
         -------------------

         Safe Alternatives Corporation of America, Inc. (the "Company") has its principal executive offices located at 2614 Main St., Dallas, TX 75226. The corporate telephone number is (214) 670-0005.

         Mortgage Assistance Corporation, a Texas corporation ("MAC"), has its principal executive offices located at 2614 Main St., Dallas, TX 75226. The corporate telephone number is (214) 670-0005.

         Summary of Proposed Acquisition Terms
         -------------------------------------

         The following highlights preliminary information pertaining to our proposed acquisition of MAC and does not contain all of the information because a definitive acquisition agreement has not been prepared or executed.

o        We have a letter of intent signed by the President of MAC.

o We anticipate obtaining the consent of all MAC shareholders before completing the acquisition.

o We will also need to comply with state and federal securities laws relating to the issuance of our shares in exchange for all of the MAC shares.


         Business Conducted by the Companies
         -----------------------------------

Our company has not conducted any business operations for about two years. We have been working to resolve creditor claims and lawsuits resulting from our past operations. MAC's principal business operations involve the purchase of non-performing real estate secured promissory notes and real property investment in the United States.

         Terms of the Proposed Share Exchange Transaction
         ------------------------------------------------

         We  propose  to  issue   12,000,000   New  Common  shares  to  the  MAC
shareholders  (the  "Share  Exchange")  in  exchange  for all of the  issued and outstanding  capital  stock  of MAC.  This  will  require  the  approval  of the consenting MAC  shareholders.  The  acquisition  of the MAC shares  requires the approval of our majority shareholders.

         The Share Exchange will be subject to, among other things, amending our articles of incorporation and state and federal  securities  regulation.  We are not  permitted to issue the exchange  shares  unless we increase our  authorized capital  and issue the  exchange  share  complying  with both  federal and state securities laws. We will need to issue the shares under  securities  transaction
exemptions  or  register  the  issuance  of  the  shares  with  the   regulating
governmental  authorities.  We anticipate  acquiring all of the MAC shares under the isolated securities  transaction  exemption permitted by Section 4(2) of the
Securities Act of 1933, as amended. We cannot estimate a completion date for the proposed Share Exchange at this time.

         Purpose and Effect of the Share Exchange
         ----------------------------------------

         The proposed  acquisition of MAC will be structured as a share exchange transaction.  This  means that we will issue the MAC  shareholders  our  company shares for their company  shares.  MAC will become a wholly owned  subsidiary of our company.  This will permit MAC to continue to conduct its  business  without
any  delays  associated  with  merger   transactions.   The  Company's  majority
shareholders  approved the MAC acquisition.  The Name Change,  Reverse Split and capital changes will facilitate the acquisition transaction.

         Past Contacts, Transactions or Negotiations
         -------------------------------------------

         The consideration exchanged in proposed Share Exchange Agreement between the Company and MAC was negotiated between the Company and MAC in a transaction with management. The management of the Company and MAC share a common director and officer, Dale Hensel. The transaction did not represent an arms-length transaction. The transaction was valued at $295,000 or $.025 per share. At that time a market value for the Company's common shares was difficult to ascertain because of the limited and illiquid market for the company shares.
The company shares are quoted on the NASD OTC Electronic Bulletin Board. The ask price for company shares is presently $0.0014 per share.

         Selected Financial Data
         -----------------------

                 Safe Alternatives Corporation of America, Inc.
                                 Historical Data

The following sets forth financial information about the Company. Also, financial information about the Company is incorporated herein by reference to the Company's Annual Reports on Form 10-KSB for the years ended December 31,
2003, 2002 and 2001.

                                                    Year Ended December 31,
                                                  2003       2002        2001
                                            -----------   -----------    -----------
Revenues                                    $      --     $      --      $    88,286
Income (loss) continuing operations             (19,456)   (4,952,138)      (126,135)

Extraordinary item                                 --            --             --
Loss per share from continuing operations   $     nil     $     (0.04)   $     (nil)

Total assets                                $     -0-     $       -0-    $    29,821
Liabilities                                 $     1,927   $    53,155    $   893,031
Cash dividends declared per common
  Share                                     $     -0-     $       -0-    $      -0-

         Selected Pro Forma Financial Data
         ---------------------------------


                                Pro Forma Results
                                    Unaudited

Mortgage Assistance Corporation, a Texas corporation, (MAC) was incorporated on March 28, 2003. Following are pro forma financial information for comparative purposes only and is not indicative of the operating results that actually would have occurred had the MAC been consummated on December 31, 2003. In addition, these results are not intended to be a projection of future results and do not reflect any synergies that might have been achieved from combined operations.

                                                            Twelve months ended
                                                            December 31, 2003
                                                            -----------------

Revenues                                                       $    6,141
Income (loss) continuing operations                            $ (386,593)


Income (loss)                                                  $ (386,593)
Income (loss) continuing operations
  Per share                                                    $    (0.13)

Total assets                                                   $1,149,346
Liabilities                                                    $1,204,609
Cash dividends declared per common
  Share                                                        $     -0-


                           Comparative Per Share Data
                                   (Unaudited)


The following table summarizes the per share information for the Company on a historical, pro forma combined and equivalent basis. The pro forma information gives effect to the merger accounted for as purchase. You should read this information together with the Company's historical and pro forma financial statements and the notes thereto. You should not rely on the pro forma combined information as being indicative of the results that would have been achieved had the companies been combined or the future results that the combined company will experience after the business combination.

                 Safe Alternatives Corporation of America, Inc.
                              Per Common Share Data


                                                  Year Ended December 31,
                                             2003          2002          2001
                                           --------     ---------     ---------

Historical:
 Net income (Loss per share, basic)        $  (0.06)    $  (21.13)    $    (nil)
 Book value per common share               $    nil     $   (0.22)    $   (0.01)
Pro forma combined after merger
 Net income (Loss per share, basic)        $  (0.3)     $   (0.40)    $   (0.01)
 Book value per common share               $  (0.10)    $     nil     $   (0.07)



This pro forma balance sheet assumes that the definitive agreement between Safe Alternatives Corporation of America, Inc. and MAC follows the Letter Of Intent terms and there is an exchange for 100% of the common shares outstanding of MAC.


                 Safe Alternatives Corporation of America, Inc.
                        Condensed Pro Forma Balance Sheet
                                December 31, 2003


                                         Historical                       Pro Forma
                                         Financial       Pro Forma        Financial
                                         Statements      Adjustments      Statements
           ASSETS

Current Assets
  Cash                                   $          0    $     76,533          76,533

  Advance to subsidiary                             0          79,632          79,632
  Prepaid expenses                                  0          90,006          90,006

  Mortgage notes receivable                         0         584,773         584,773
     Total current assets                           0         830,944         830,944


Furniture, fixtures and equipment, net              0          20,402          20,402
Other assets
  Note receivable, net                              0
  Advances on acquisition                           0         295,000         295,000
    Deposits                                        0           3,000           3,000
     Total other assets                             0         298,000         298,000
Total Assets                                        0       1,149,346       1,149,346

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                       $      1,927         137,784         139,711
  Advances from shareholders                        0         103,323         103,323
  Accrued liabilities payable                       0         100,502         100,502
  Notes payable-short term                          0         628,000         628,000
  Note payable-Seymore                              0         235,000         235,000
Total current liabilities                       1,927       1,204,609       1,206,536
Long-term debt payable                              0               0               0
     Total Liabilities                          1,927       1,204,609       1,206,536

Stockholders' equity:
  Common stock                           $      8,113           4,212          12,325
  Additional paid-in capital               22,874,734     (22,557,656)        317,078
  Accumulated deficit                     (22,884,774)     22,498,181        (386,593)
    Total Stockholders' equity                 (1,927)        (55,263)        (57,190)

Total liabilities and stockholders
Equity                                              0       1,149,346       1,149,346

No Dissenter's Rights
---------------------

         Under Florida Law, any dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Financial and Other Information
-------------------------------

         For more detailed information on our corporation, including financial statements, you may refer to our most recent Form 10-QSB for the quarter ended September 30, 2004 and other periodic filings with the Securities and Exchange Commission (SEC) from time to time. This information may be found on the SEC's EDGAR database at www.sec.gov.


Conclusion
----------

         As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
            THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.


                                          For the Board of Directors of
Date: December 15, 2004           Safe Alternatives Corporation of America, Inc.
      ------------------



                                                 /s/ Dale Hensel
                                            -------------------------
                                            By: Dale Hensel
                                            Title: President/Chairman
                                                   of the Board

Exhibit "A"
Form of Proposed Amendment to the Articles of Incorporation


                                FORM OF PROPOSED
              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                 SAFE ALTERNATIVES CORPORATION OF AMERICA, INC.

         Pursuant to the provisions of the Florida Revised Statutes, Chapter 607, the following Certificate of Amendment is submitted for filing:

         The following amendments to Articles I and IV of the Articles of Incorporation of Safe Alternatives Corporation of America, Inc. was adopted on May 14, 2004, as prescribed by the Florida Statutes, by a vote of the shareholders sufficient for approval of the Amendment.


         FIRST: Article I. The name of the corporation is MORTGAGE ASSISTANCE CENTER CORPORATION.


         SECOND:  ARTICLE IV, CAPITAL STOCK,  is amended, as follows:

         The aggregate number of shares which this corporation will have authority to issue is Fifty Million (50,000,000), par value $0.001 per share.

         These amendments will be effective on January 17, 2005 at the hour of 4:00 o'clock p.m. CST.

         No other amendment to the articles of incorporation is required for the actions described in this certificate of amendment.

         Under penalty of perjury, the undersigned declares that the foregoing document was executed by the corporation and that the statements contained therein are true and correct to the best of his knowledge.

         This amendment has been consented to and approved by the unanimous vote of the board of directors and a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Dated this 15th day of December, 2004.


SAFE ALTERNATIVES CORPORATION OF AMERICA, INC.




By: Dale Hensel
Title: President



By:
Title: Secretary